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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 14, 2002

                              FREEWILLPC.COM, INC.
             (Exact name of registrant as specified in its charter)

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
           NEVADA                          333-48312                          75-2877111
(State or other jurisdiction of     (Commission File Number)    (I.R.S. Employer Identification No.)
incorporation or organization)
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                         185 Madison Avenue, 10th Floor
                            New York, New York 10019
           (Address of principal executive office, including zip code)

                                 (212) 725-4423
                     (Telephone number, including area code)




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Item 1   CHANGES IN CONTROL OF REGISTRANT

         On June 14, 2002, in connection with the closing of the acquisition of American Leisure Holdings, Inc., a Nevada corporation ("ALH") by FreewillPC.com, Inc. (the "Registrant"), as more fully described in Item 2 below, Malcolm J. Wright and his family acquired the beneficial ownership of 360,000 shares of Series A Preferred Stock and 1,970,813 shares of Common Stock of the Registrant as consideration for their beneficial ownership interests in ALH. Roger Maddock acquired the beneficial ownership of 505,000 shares of Series A Preferred Stock and 2,287,616 shares of Common Stock of the Registrant as consideration for his beneficial ownership interests in ALH. Mr. Wright and his family and Mr. Maddock control a majority of the voting power of the Registrant.

         Also, in connection with the Registrant's acquisition of ALH, Vyrtex Limited a UK company, which had acquired 3,830,000 shares of Common Stock of the Registrant, surrendered 3,791,700 shares of Common Stock, as required under the terms of the acquisition of ALH.

         The Registrant's Series A Preferred Stock has the following rights, privileges and preferences:

         o The Series A Preferred Stock has a liquidation value of $10.00 per share;

         o The holders of Series A Preferred Stock are entitled to cumulative dividends at the rate of $1.20 per share per year;

         o The liquidation rights of the holders of Series A Preferred Stock are senior to the holders of Common Stock;

         o Each share of Series A Preferred Stock is convertible, at the option of the holder, into ten shares of Common Stock. The conversion rate is adjusted for stock splits and dividends, and similar events, or if the market price of the Common Stock is below $1.00, subject to certain limitations.

         o The holders of Series A Preferred Stock have voting rights with the holders of Common Stock as a single class based on the conversion rate. Currently, each share of Series A Preferred Stock is entitled to ten votes.

         o The Registrant may redeem all of the Series A Preferred stock outstanding, if any, in June 2007, equal to the liquidation value plus any accrued and unpaid dividends.

Item 2   ACQUISITION OR DISPOSITION OF ASSETS

         On June 14, 2002, the Registrant completed the acquisition of ALH. The acquisition was completed by the purchase of 99% of the outstanding capital stock of ALH. As consideration, the Registrant issued 880,000 shares of Series A Preferred Stock and 4,819,665 shares of the Registrant's Common Stock. The Registrant anticipates acquiring the remaining outstanding capital stock of ALH for 197,000 shares of Common Stock. ALH is a holding company which has the following subsidiary companies:

         o American Professional Management Group, Inc., a Florida corporation, which is the owner of a motel near Orlando, Florida.

         o Sunstone Golf Resort, Inc., a Florida corporation, which owns 163 acres of land, with planning permission to develop a 799 vacation home destination resort, near Orlando Florida.

         o Leisureshare International PLC, a UK corporation, which is the holding company of Leisureshare International Espanol S. A. a Spanish leisure development company, Orlando Holidays, Inc., a licensed seller of travel, Welcome to Orlando, Inc., an Orlando meet and greet company and American Travel and Marketing Group, Inc. a company specializing in the formation of Vacation Clubs and the sale of travel related services to those clubs based in Miami Florida.

         o American Leisure, Inc., a Florida corporation, a holding company which business includes two wholly-owned subsidiaries as follows:

                    o I-Drive Limo's, Inc., which owns and operates limousines; and

                    o American Leisure Homes, Inc., which, through a joint venture, is in the business of offering vacation ownership properties for sale in Orlando, Florida.




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Item 5   OTHER EVENTS

         On June 26, 2002, the Registrant's Board of Directors was increased to six members. The current Board of Directors consists of James Leaderer, The
Rt. Hon. Edward Seaga, Williston Clover, William Chiles, Malcolm J. Wright and Gillian M Wright. Mr. Chiles was appointed as the Chairman of the Board.

Item 7   FINANCIAL STATEMENTS AND EXHIBITS

(a), (b) Financial Statements - The financial statements required under Item 7 of Form 8-K are not included in this initial report on Form 8-K. The Registrant shall provide such financial statements by amendment within 60 days from the date that this initial Form 8-K is filed with the Securities and Exchange Commission.

(c)      Exhibits

2.1 Stock Purchase Agreement by and among FreewillPC.com, Inc., et al, dated June 14, 2002

3.1      Certificate of Designations of Series A Preferred Stock




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2002                         FREEWILLPC.COM, INC.

                                             By: /s/ JAMES LEADERER
                                                 -----------------------------
                                             James Leaderer, President



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EXHIBIT INDEX

Exhibit  Description
No.

2.1 Stock Purchase Agreement by and among FreewillPC.com, Inc., et al, dated June 14, 2002

3.1   Certificate of Designations of Series A Preferred Stock